BYLAWS

                                  OF

                        Dover Petroleum Corp.

                         a Nevada corporation
                                INDEX

                                                                  Page


1.    Offices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      1.1   Principal Office . . . . . . . . . . . . . . . . . . . . 1
      1.2   Registered Office. . . . . . . . . . . . . . . . . . . . 1
      1.3   Other Offices. . . . . . . . . . . . . . . . . . . . . . 1

2.    Meetings of Shareholders . . . . . . . . . . . . . . . . . . . 1
      2.1   Annual Meeting . . . . . . . . . . . . . . . . . . . . . 1
      2.2   Special Meeting. . . . . . . . . . . . . . . . . . . . . 1
      2.3   Shareholders' List for Meeting . . . . . . . . . . . . . 2
      2.4   Record Date. . . . . . . . . . . . . . . . . . . . . . . 2
      2.5   Notice of Meetings and Adjournment . . . . . . . . . . . 2
      2.6   Waiver of Notice . . . . . . . . . . . . . . . . . . . . 3

3.    Shareholder Voting . . . . . . . . . . . . . . . . . . . . . . 3
      3.1   Voting Group Defined . . . . . . . . . . . . . . . . . . 3
      3.2   Quorum and Voting Requirements for Voting Groups . . . . 3
      3.3   Action by Single and Multiple Voting Groups. . . . . . . 4
      3.4   Shareholder Quorum and Voting; Greater or Lesser Voting
            Requirements . . . . . . . . . . . . . . . . . . . . . . 4
      3.5   Voting for Directors; Cumulative Voting. . . . . . . . . 4
      3.6   Voting Entitlement of Shares . . . . . . . . . . . . . . 5
      3.7   Proxies. . . . . . . . . . . . . . . . . . . . . . . . . 5
      3.8   Corporation's Acceptance of Votes. . . . . . . . . . . . 6
      3.9   Action by Shareholders Without Meeting . . . . . . . . . 7

4.    Board of Directors and Officers. . . . . . . . . . . . . . . . 7
      4.1   Qualifications of Directors. . . . . . . . . . . . . . . 7
      4.2   Number of Directors. . . . . . . . . . . . . . . . . . . 7
      4.3   Terms of Directors Generally . . . . . . . . . . . . . . 7
      4.4   Vacancy on Board . . . . . . . . . . . . . . . . . . . . 8
      4.5   Compensation of Directors. . . . . . . . . . . . . . . . 8
      4.6   Meetings . . . . . . . . . . . . . . . . . . . . . . . . 8
      4.7   Action by Directors Without a Meeting. . . . . . . . . . 8
      4.8   Notice of Meetings . . . . . . . . . . . . . . . . . . . 8
      4.9   Waiver of Notice . . . . . . . . . . . . . . . . . . . . 8
      4.10  Quorum and Voting. . . . . . . . . . . . . . . . . . . . 9
      4.11  Committees . . . . . . . . . . . . . . . . . . . . . . . 9
      4.12  Loans to Officers, Directors and Employees; Guaranty of
            Obligations. . . . . . . . . . . . . . . . . . . . . . . 9
      4.13  Required Officers. . . . . . . . . . . . . . . . . . . .10
      4.14  Duties of Officers . . . . . . . . . . . . . . . . . . .10
      4.15  Resignation and Removal of Officers. . . . . . . . . . .10
      4.16  Contract Rights of Officers. . . . . . . . . . . . . . .10
      4.17  General Standards for Directors. . . . . . . . . . . . .10
      4.18  Director Conflicts of Interest . . . . . . . . . . . . .10
      4.19  Resignation of Directors . . . . . . . . . . . . . . . .11

5.    Indemnification of Directors, Officers, Employees and Agents .11
      5.1   Directors, Officers, Employees and Agents. . . . . . . .11
      6.1   Registered Office and Registered Agent . . . . . . . . .12

7.    Shares, Options, Dividends and Distributions . . . . . . . . .12
      7.1   Authorized Shares. . . . . . . . . . . . . . . . . . . .12
      7.2   Terms of Class or Series Determined by Board of
            Directors12
      7.3   Issued and Outstanding Shares. . . . . . . . . . . . . .12
      7.4   Issuance of Shares . . . . . . . . . . . . . . . . . . .12
      7.5   Form and Content of Certificates . . . . . . . . . . . .13
      7.6   Shares Without Certificates. . . . . . . . . . . . . . .14
      7.7   Restriction on Transfer of Shares and Other Securities .14
      7.8   Shareholder's Pre-emptive Rights . . . . . . . . . . . .14
      7.9   Corporation's Acquisition of its Own Shares. . . . . . .14
      7.10  Share Options. . . . . . . . . . . . . . . . . . . . . .14
      7.11  Share Dividends. . . . . . . . . . . . . . . . . . . . .14
      7.12  Distributions to Shareholders. . . . . . . . . . . . . .15

8.    Amendment of Articles and Bylaws . . . . . . . . . . . . . . .16
      8.1   Authority to Amend the Articles of Incorporation . . . .16
      8.2   Amendment by Board of Directors. . . . . . . . . . . . .16
      8.3   Amendment of Bylaws by Board of Directors. . . . . . . .16

9.    Records and Reports. . . . . . . . . . . . . . . . . . . . . .16

9.1   Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . .16

9.2   Shareholder Records. . . . . . . . . . . . . . . . . . . . . .16

10.   Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . .16
      10.1  Application of Nevada Law. . . . . . . . . . . . . . . .16
      10.2  Conflicts with Articles of Incorporation . . . . . . . .16
      10.3  Definition of the "Act". . . . . . . . . . . . . . . . .16
      10.4  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . .16


                                BYLAWS


      1.    Offices.

       1.1 Principal Office. The principal office of the corporation in the State of Nevada shall be established at such places as the board of directors from time to time determine.

       1.2 Registered Office. The registered office of the corporation in the State of Nevada shall be at the office of its registered agent as stated in the articles of incorporation or as the board of directors shall from time to time determine.

       1.3 Other Offices. The corporation may have additional offices at such other places, either within or without the State of Nevada, as the board of directors may from time to time determine or the business of the corporation may require.

      2.    Meetings of Shareholders.

       2.1  Annual Meeting.

            (a)      The corporation shall hold a meting of
      shareholders annually, for the election of directors and for the transaction of any proper business, at a time stated in or fixed in accordance with a resolution of the board of directors.

            (b) Annual shareholders' meeting may be held in or out of the State of Nevada at a place stated in or fixed in accordance with a resolution by the board of directors or, when not inconsistent with the board of directors' resolution stated in the notice of the annual meeting. If no place is stated in or fixed in accordance with these bylaws, or stated in the notice of the annual meeting, annual meetings shall be held at the corporation's principal office.

            (c) The failure to hold the annual meeting at the time stated in or fixed in accordance with these bylaws or pursuant to the Act does not affect the validity of any corporate action and shall not work a forfeiture of or dissolution of the corporation.

       2.2  Special Meeting.

            (a) The corporation shall hold a special meeting of shareholders:

             (1) On call of its board of directors or the person or persons authorized to do so by the board of directors; or

             (2) If the holders of not less than 10% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

            (b) Special shareholders' meetings may be held in or out of the State of Nevada at a place stated in or fixed in accordance with a resolution of the board of directors, or, when not inconsistent with the board of directors' resolution, in the notice of the special meeting. If no place is stated in or fixed in accordance with these bylaws or in the notice of the special meeting, special meetings shall be held at the corporation's principal office.

            (c) Only business within the purpose or purposes described in the special meeting notice may be conducted at a special shareholders' meeting.

       2.3  Shareholders' List for Meeting.

            (a) After fixing a record date for a meeting, a corporation shall prepare a list of the names of all its shareholders who are entitled to notice of a shareholders' meeting, in accordance with the Act, or arranged by voting group, with the address of, and the number and class and series, if any, of shares held by, each.

            (b) The shareholders' list must be available for inspection by any shareholder for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation's transfer agent or registrar.

            (c) The corporation shall make the shareholders' list available at the meeting, and any shareholder or his or her agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

       2.4  Record Date.

            (a) The board of directors may set a record for purposes of determining the shareholders entitled to notice of and to vote at a shareholders' meeting; however, in no event may a record date fixed by the board of directors be a date preceding the date upon which the resolution fixing the record date is adopted.

            (b) Unless otherwise fixed by the board of directors, the record date for determining shareholders entitled to demand a special meeting is the date the first shareholder delivers his or her demand to the corporation. In the event that the board of directors sets the record date for a special meeting of shareholders, it shall not be a date preceding the date upon which the corporation receives the first demand from a shareholders requesting a special meeting.

            (c) If no prior action is required by the board of directors pursuant to the Act, and, unless otherwise fixed by the board of directors, the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent is delivered to the corporation under the Act. If prior action is required by the board of directors pursuant to the Act, the record date for determining shareholders entitled to take action without a meeting is at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

            (d) Unless otherwise fixed by the board of directors, the record date for determining the shareholders entitled to notice of and to vote at an annual or special shareholders' meeting is the close of business on the day before the first notice is delivered to shareholders.

            (e) A record date may not be more than 70 days before the meeting or action requiring a determination of shareholders.

            (f) A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty
      (120) days after the date fixed for the original meeting.

       2.5  Notice of Meetings and Adjournment.

            (a) The corporation shall notify shareholders of the date, time and place of each annual and special shareholders's meeting no fewer than ten (10) or more than sixty (60) days before the meeting date. Unless the Act requires otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting. Notice shall be given in the manner provided in under the Act, by or at the direction of the president, the secretary, or the officer or persons calling the meeting. If the notice is mailed at least thirty (30) days before the meeting, it may be done by a class of United States mail other than first class. Unless otherwise provided in the Act, if mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

            (b) Unless the Act or the articles of incorporation requires otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

            (c) Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

            (d) If an annual or special shareholders meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If a new record date is or must be fixed under the Act, however, notice of the adjourned meeting must be given under this section to persons who are shareholders as of the new record date who are entitled to notice of the meeting.

       2.6  Waiver of Notice.

            (a) A shareholder may waive any notice required by the Act, the articles of incorporation, or bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any regular or special meeting of the shareholders need be specified in any written waiver of notice.

            (b)      A shareholder's attendance at a meeting:

             (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or

             (2)     waives objection to consideration of a
      particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

      3.    Shareholder Voting.

       3.1 Voting Group Defined. A "voting group" means all shares of one or more classes or series that under the articles of incorporation or the Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the articles of incorporation or the Act to vote generally on the matter are for that purpose a single voting group.

       3.2  Quorum and Voting Requirements for Voting Groups.

            (a) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or the Act provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

            (b) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

            (c) If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Act requires a greater number of affirmative votes.

       3.3  Action by Single and Multiple Voting Groups.

            (a) If the articles of incorporation or the Act provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group as provided in Section 3.2 of these bylaws.

            (b) If the articles of incorporation or the Act provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately as provided in Section
      3.2 of these bylaws. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

       3.4  Shareholder Quorum and Voting; Greater or Lesser Voting
Requirements.

            (a) A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of less than one-third (1/3) of the shares entitled to vote. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

            (b) An amendment to the articles of incorporation that adds, changes or deletes a greater or lesser quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater.

            (c) If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes or voting by classes is required by the Act or the articles of incorporation.

            (d) After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

            (e) The articles of incorporation may provide for a greater voting requirement or a greater or lesser quorum requirement for shareholders (or voting groups of shareholders) than is provided by the Act, but in no event shall a quorum consist of less than one-third (1/3) of the shares entitled to vote.

       3.5  Voting for Directors; Cumulative Voting.

            (a) Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

            (b) Each shareholder who is entitled to vote at an election of directors has the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected and for whose election he or she has a right to vote. Shareholders do not have a right to cumulate their votes for directors unless the articles of incorporation so provide.

       3.6  Voting Entitlement of Shares.

            (a) Unless the articles of incorporation or the Act provides otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Only shares are entitled to vote.

            (b) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of the corporate shareholder may prescribe or, in the absence of any applicable provision, by such person as the board of directors of the corporate shareholder may designate. In the absence of any such designation or in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares.

       3.7  Proxies.

            (a) A shareholder, other person entitled to vote on behalf of a shareholder pursuant to Section 3.6 of these bylaws, or attorney in fact may vote the shareholder's shares in person or by proxy.

            (b) A shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney in fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, is a sufficient appointment form.

            (c) An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes.

            (d) The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

            (e) An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of

             (1)     a pledgee;

             (2) a person who purchased or agreed to purchase the shares;

             (3) a creditor of the corporation who extended credit to the corporation under terms requiring the appointment;

             (4) an employee of the corporation whose employment contract requires the appointment; or

             (5) a party to a voting agreement created in accordance with the Act.

            (f) An appointment made irrevocable under this section becomes revocable when the interest with which it is coupled is extinguished and, in a case provided for in Subsection 3.7(e)(3) or 3.7(e)(4), the proxy becomes revocable three (3) years after the date of the proxy or at the end of the period, if any, specified herein, whichever is less, unless the period of irrevocability is renewed from time to time by the execution of a new irrevocable proxy as provided in this section. This does not affect the duration of a proxy under subsection 3.7(c).

            (g) A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he or she did not know if its existence when he or she acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

            (h) Subject to section 3.8 of these bylaws and to any express limitation on the proxy's authority appearing on the face of the appointment form, a corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

            (i) If an appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his or her place.

       3.8  Corporation's Acceptance of Votes.

            (a) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation if acting in good faith is entitled to accept the vote, consent waiver, or proxy appointment and give it effect as the act of the shareholder.

            (b) If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

             (1) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

             (2) the name signed purports to be that of an administrator, executor, guardian, personal representative, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

             (3) the name signed purports to be that of a receiver, trustee in bankruptcy, or assignee for the benefit of creditors of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

             (4) the name signed purports to be that of a pledgee, beneficial owner, or attorney in fact of the shareholder, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

             (5) two (2) or more persons are the shareholder as covenants or fiduciaries and the name signed purports to be the name of at lease one (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

            (c) The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

            (d) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

            (e) Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

       3.9  Action by Shareholders Without Meeting.

            (a) Any action required or permitted by the Act to be taken at any annual or special meeting of shareholders of the corporation may be taken without a meeting, without prior notice and without a vote, if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the corporation by delivery to its principal office in this state, its principal place of business, the corporate secretary, or another office or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent is delivered in the manner required by this section, written consent signed by the number of holders required to take action is delivered to the corporation by delivery as set forth in this section.

            (b) Within ten (10) days after obtaining such authorization by written consent, notice in accordance with the Act must be given to those shareholders who have not consented in writing.


      4.    Board of Directors and Officers.

       4.1 Qualifications of Directors. Directors must be natural persons who are eighteen (18) years of age or older but need not be residents of the State of Nevada or shareholders of the corporation.

       4.2  Number of Directors.

             (1) The board of directors shall consist of not less than one (1) nor more than nine (9) individuals.

             (2) The number of directors may be increased or decreased from time to time by amendment to these bylaws.

             (3) Directors are elected at the first annual shareholders' meeting and at each annual meeting thereafter.

       4.3  Terms of Directors Generally.

            (a) The terms of the initial directors of the corporation expire at the first shareholders' meeting at which directors are elected.

            (b) The terms of all other directors expire at the next annual shareholders' meeting following their election.

            (c) A decrease in the number of directors does not shorten an incumbent director's term.

            (d) The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected.

            (e) Despite the expiration of a director's term, he or she continues to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors.


       4.4  Vacancy on Board.

            (a)      Whenever a vacancy occurs on a board of
      directors, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of a majority of the remaining directors.

            (b) A vacancy that will occur at a specific later date (by reason of resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

       4.5 Compensation of Directors. The board of directors may fix the compensation of directors.

       4.6  Meetings.

            (a) The board of directors may hold regular or special meetings in or out of the State of Nevada.

            (b) A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

            (c) Meetings of the board of directors may be called by the chairman of the board or by the president.

            (d) The board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

       4.7  Action by Directors Without a Meeting.

            (a) Action required or permitted by the Act to be taken at a board of directors' meeting or committee meeting may be taken without a meeting if the action is taken by all members of the board or of the committee. The action must be evidenced by one or more written consents describing the action taken and signed by each director or committee member.

            (b) Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date.

            (c) A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

       4.8 Notice of Meetings. Regular and special meetings of the board of directors may be held without notice of the date, time, place or purpose of the meeting.

       4.9 Waiver of Notice. Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

       4.10 Quorum and Voting.

            (a) A quorum of a board of directors consists of a majority of the number of directors prescribed by the articles of incorporation or these bylaws.

            (b) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors.

            (c) A director of a corporation who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless:

             (1) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or

             (2) He or she votes against or abstains from the action taken.

       4.11 Committees.

            (a) The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the board of directors, except that no such committee shall have the authority to:

             (1) Approve or recommend to shareholders actions or proposals required by the Act to be approved by shareholders.

             (2) Fill vacancies on the board of directors or any committee thereof.

             (3)     Adopt, amend or repeal these bylaws.

             (4) Authorize or approve the reacquisition of shared unless pursuant to a general formula or method specified by the board of directors.

             (5) Authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

            (b) The sections of these bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the board of directors apply to committees and their members as well.

            (c) Each committee must have two or more members who serve at the pleasure of the board of directors. The board, by resolution adopted in accordance herewith, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

            (d) Neither the designation of any such committee, the delegation thereto of authority, nor action by such committee pursuant to such authority shall alone constitute compliance by any member of the board of directors not a member of the committee in question with his or her responsibility to act in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

       4.12 Loans to Officers, Directors and Employees; Guaranty of Obligations. The Company may lend money to, guaranty any obligation of, or otherwise assist any officer, director, or employee of the corporation or of a subsidiary, whenever, in the judgment of the board of directors, such loan, guaranty, or other assistance may be with or without interest and may be unsecured or secured in such a manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of any corporation at common law or under any statute. Loans, guaranties, or other types of assistance are subject to section 4.18.

       4.13 Required Officers.

            (a) The corporation shall have such officers as the board of directors may appoint from time to time.

            (b) A duly appointed officer may appoint one or more assistant officers.

            (c) The board of directors shall delegate to one of the officers responsibility for preparing minutes of the directors' and shareholders' meetings and for authenticating records of the corporation.

            (d) The same individual may simultaneously hold more than one office in the corporation.

       4.14 Duties of Officers. Each officer has the authority and shall perform the duties set forth in a resolution or resolutions of the board of directors or by direction of any officer authorized by the board of directors to prescribe the duties of other officers.

       4.15 Resignation and Removal of Officers.

            (a) An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the board of directors may fill the vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date.

            (b) The board of directors may remove any officer at any time with or without cause. Any assistant officer, if appointed by another officer, may likewise be removed by the board of directors or by the officer which appointed him in accordance with these bylaws.

       4.16 Contract Rights of Officers. The appointment of an officer does not itself create contract rights.

       4.17 General Standards for Directors. A director shall discharge his or her duties as a director, including his or her duties as a member of a committee:

            (a)      in good faith;

            (b) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

            (c) in a manner he or she reasonably believes to be in the best interests of the corporation.

       4.18 Director Conflicts of Interest. No contract or other transaction between a corporation and one or more interested directors shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if:

            (a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transactions by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

            (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

            (c)      The contract or transaction is fair and
      reasonable as to the corporation at the time it is authorized by the board, a committee or the shareholders.

       Common or interested directors may be counted in determining the presence of a quorum at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction. For the purpose of Paragraph 4.18(b) above, a conflict of interest transaction is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection. Shares owned by or voted under the control of a director who has a relationship or interest in the conflict of interest transaction may not be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction under paragraph 4.18(b). The vote of those shares, however, is counted in determining whether the transaction is approved under other sections of the Act. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purpose of taking action under this section.

       4.19 Resignation of Directors.

            (a) A director may resign at any time by delivering written notice to the board of directors or its chairman or to the corporation.

            (b) A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date.

      5.    Indemnification of Directors, Officers, Employees and
Agents.

       5.1  Directors, Officers, Employees and Agents.

            (a) The corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not apposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) The corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

            (c) Notwithstanding the failure of the corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction.

      6.    Office and Agent.

       6.1  Registered Office and Registered Agent.

            (a) The corporation shall have and continuously maintain in the State of Nevada:

             (1) A registered office which may be the same as its place of business;

             (2)     A registered agent.


      7.    Shares, Options, Dividends and Distributions.

       7.1 Authorized Shares. The articles of incorporation prescribe the classes of shares and the number of shares of each class that the corporation is authorized to issue, as well as a distinguishing designation for each class, and prior to the issuance of shares of a class the preferences, limitations, and relative rights of that class must be described in the articles of incorporation.

       7.2  Terms of Class or Series Determined by Board of
Directors. If the articles of incorporation so provide, the board of directors may determine, in whole or in part, the preferences, limitations, and relative rights of:

            (a) Any class of shares before the issuance of any shares of that class, or

            (b) One or more series within a class before the issuance of any shares of that series.


       7.3 Issued and Outstanding Shares. The corporation may issue the number of shares of each class or series authorized by the articles of incorporation. Shares that are issued are outstanding shares until they are reacquired, redeemed, converted, or cancelled.

       7.4  Issuance of Shares.

            (a) The board of directors may authorize shares to be issued for consideration consisting of any tangible property or benefit to the corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the corporation.

            (b) Before the corporation issues shares, the board of directors must determine that the consideration received or to be received for shares to be issued is adequate. That determination by the board of directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and non-assessable. When it cannot be determined that outstanding shares are fully paid and non-assessable, there shall be a conclusive presumption that such shares are fully paid and non-assessable if the board of directors makes a good faith determination that there is no substantial evidence that the full consideration for such shares has not been paid.

            (c) When the corporation receives the consideration for which the board of directors authorized the issuance of shares, the shares issued therefor are fully paid and non-assessable. Consideration in the form of a promise to pay money or a promise to perform services is received by the corporation at the time of the making of the promise, unless the agreement specifically provides otherwise.

            (d) The corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received. If the services are not performed, the shares escrowed or restricted and the distributions credited may be cancelled in whole or in part.

       7.5  Form and Content of Certificates.

            (a) Shares may but need not be represented by certificates. Unless the Act or another statute expressly provides otherwise, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

            (b) At a minimum, each share certificate must state on its face:

             (1) The name of the issuing corporation and that the corporation is organized under the laws of the State of Nevada;

             (2)     The name of the person to whom issued; and

             (3)     The number and class of shares and the
      designation of the series, if any, the certificate represents.

            (c) If the shares being issued are of different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder a full statement of this information on request and without charge.

            (d)      Each share certificate:

             (1)     Must be signed (either manually or in
      facsimile) by an officer or officers designated by the board of directors, and

             (2)     May bear the corporate seal or its facsimile.

            (e) If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

       7.6  Shares Without Certificates.

            (a) The board of directors of the corporation may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.

            (b) Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required on certificates by the Act.

       7.7  Restriction on Transfer of Shares and Other Securities.

            (a) The articles of incorporation, these bylaws, an agreement among shareholders, or an agreement between shareholders and the corporation may impose restrictions on the transfer or registration of transfer of shares of the corporation. A restriction does not affect shares issued before the restriction was adopted unless the holders of such shares are parties to the restriction agreement or voted in favor of the restriction.

            (b) A restriction on the transfer or registration of transfer is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section, and effected in compliance with the provisions of the Act, including having a proper purpose as referred to in the Act.

       7.8 Shareholder's Pre-emptive Rights. The shareholders of the corporation do not have a pre-emptive right to acquire the corporation's unissued shares.

       7.9  Corporation's Acquisition of its Own Shares.

            (a) The corporation may acquire its own shares, and, unless otherwise provided in the articles of incorporation, shares so acquired constitute authorized but unissued shares of the same class but undesignated as to series.

            (b) If the articles of incorporation prohibit the reissue of acquired shares, the number of authorized shares is reduced by the number of shares acquired, effective upon amendment of the articles of incorporation.

       7.10 Share Options.

            (a) Unless the articles of incorporation provide otherwise, the corporation may issue rights, options, or warrants for the purchase of shares of the corporation. The board of directors shall determine the terms upon which the rights, options, or warrants are issued, their form and content, and the consideration for which the shares are to be issued.

            (b) The terms and conditions of stock rights and options which are created and issued by the corporation, or its successor, and which entitle the holders thereof to purchase from the corporation shares of any class of classes, whether authorized by unissued shares, treasury shares, or shares to be purchased or acquired by the corporation, may include, without limitation, restrictions, or conditions that preclude or limit the exercise, transfer, receipt, or holding of such rights or options by any person or persons, including any person or persons owning or offering to acquire a specified number or percentage of the outstanding common shares or other securities of the corporation, or any transferee or transferees of any such person or persons, or that invalidate or void such rights or options held by any such person or persons or any such transferee or transferees.

       7.11 Share Dividends.

            (a) Shares may be issued pro rata and without consideration to the corporation's shareholders or to the shareholders of one or more or series. An issuance of shares under this subsection is a share dividend.

            (b) Shares of one class or series may not be issued as a share dividend in respect of shares of another class or series unless:

             (1)     The articles of incorporation so authorize;

             (2) A majority of the votes entitled to be case by the class or series to be issued approves the issue; or

             (3) There are no outstanding shares of the class or series to be issued.

            (c) If the board of directors does not fix the record date for determining shareholders entitled to a share dividend, it is the date the board of directors authorizes the share dividend.

       7.12 Distributions to Shareholders.

            (a) The board of directors may authorize and the corporation may make distributions to its shareholders subject to restriction by the articles of incorporation and the limitations in subsection 7.12(c).

            (b) If the board of directors does not fix the record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the corporation's shares), it is the date the board of directors authorizes the distribution.

            (c) No distribution may be made if, after giving it effect:

             (1) The corporation would not be able to pay its debts as they become due in the usual course of business; or

             (2) The corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

            (d) The board of directors may base a determination that a distribution is not prohibited under subsection 7.12(c) either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances. In the case of any distribution based upon such a valuation, each such distribution shall be identified as a distribution based upon a current valuation of assets, and the amount per share paid on the basis of such valuation shall be disclosed to the shareholders concurrent with their receipt of the distribution.

            (e) A corporation's indebtedness to a shareholder incurred by reason of a distribution made in accordance with this section is at parity with the corporation's indebtedness to its general, unsecured creditors except to the extent subordinated by agreement.

            (f) Indebtedness of the corporation, including indebtedness issued as a distribution, is not considered a liability for purposes of determinations under subsection 7.12(c) if its terms provide that payment of principal and interest are made only if and to the extent that payment of a distribution to shareholders could then be made under this section. If the indebtedness is issued as a distribution, each payment of principal or interest is treated as a distribution, the effect of which is measured on the date the payment is actually made.

      8.    Amendment of Articles and Bylaws.

       8.1  Authority to Amend the Articles of Incorporation.

            (a) The corporation may amend its articles of incorporation at any time to add or change a provision that is required or permitted in the articles of incorporation or to delete a provision not required in the articles of incorporation. Whether a provision is required or permitted in the articles of incorporation is determined as of the effective date of the amendment.

            (b) A shareholder of the corporation does not have a vested property right resulting from any provision in the articles of incorporation, including provisions relating to management, control, capital structure, dividend entitlement, or purpose or duration of the corporation.

       8.2 Amendment by Board of Directors. The corporation's board of directors may adopt one or more amendments to the corporation's articles of incorporation without shareholder action provided such action is permitted under the Act.

       8.3 Amendment of Bylaws by Board of Directors. The corporation's board of directors may amend or repeal the corporation's bylaws unless the Act reserves the power to amend a particular bylaw provision exclusively to the shareholders.

      9.    Records and Reports.

       9.1 Meetings. The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation.

       9.2 Shareholder Records. The corporation or its agent shall maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

      10.   Miscellaneous.

       10.1 Application of Nevada Law. Whenever any provision of these bylaws is inconsistent with any provision of the Nevada
General Corporation Law, as amended from time to time, then in such instance Nevada law shall prevail.

       10.2 Conflicts with Articles of Incorporation. In the event that any provision contained in these bylaws conflicts with any provision of the corporation's articles of incorporation, as amended from time to time, the provisions of the articles of incorporation shall prevail and be given full force and effect, to the full extent permissible under the Act.

       10.3 Definition of the "Act". All references contained herein to the "Act" or to sections of the "Act" shall be deemed to be in reference to the Nevada General Corporation Law.

       10.4 Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the board of directors.